Solar Capital Ltd. Issues $50 Million of Unsecured Private Notes

NEW YORK, NY -- (Marketwired - November 10, 2016) - Solar Capital Ltd. (NASDAQ: SLRC) (the "Company") has issued $50 million of five-and-a-half year senior unsecured notes in a private placement with a fixed interest rate of 4.4% and a maturity date of May 8, 2022 (the "Notes"). Interest on the Notes will be payable semi-annually. The proceeds from the issuance will be used to reduce outstanding borrowings on the Company's revolving credit facility, fund new portfolio investments, and for general corporate purposes.

"We are pleased to diversify our capital structure with the addition of these long-term, fixed-rate senior unsecured notes," said Michael Gross, Chairman and CEO of Solar Capital Ltd. "The issuance enhances our unsecured to secured debt mix and further extends our maturity profile."

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

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